                                                                     Exhibit 3.3



                                     BYLAWS

                                       OF

                                JCM PARTNERS, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)


                              ADOPTED JUNE 30, 2000

                                     BYLAWS
                                       OF
                                JCM PARTNERS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I
       OFFICES AND FISCAL YEAR..................................................1
       1.1   Registered Office..................................................1
       1.2   Other Offices......................................................1
       1.3   Fiscal Year........................................................1

ARTICLE II
       MEETINGS OF UNIT HOLDERS.................................................1
       2.1   Annual and Special Meetings........................................1
       2.2   Notice of Meetings; Waiver.........................................2
       2.3   Quorum.............................................................2
       2.4   Voting.............................................................2
       2.5   Adjournment........................................................2
       2.6   Proxies............................................................3
       2.7   Organization; Procedure............................................3
       2.8   Inspectors.........................................................3
       2.9   Consent of Unit Holders in Lieu of Meeting.........................3
       2.10  Action by Telephonic Communications................................4
       2.11  Unit Holder Proposals..............................................4

ARTICLE III
       BOARD OF MANAGERS........................................................5
       3.1   General Powers.....................................................5
       3.2   Number and Term of Office..........................................5
       3.3   Election of Managers...............................................5
       3.4   Annual and Regular Meetings........................................5
       3.5   Special Meetings; Notice...........................................5
       3.6   Quorum; Voting.....................................................6
       3.7   Adjournment........................................................6
       3.8   Action Without a Meeting...........................................6
       3.9   Regulations; Manner of Acting......................................6
       3.10  Action by Telephonic Communications................................6
       3.11  Resignations; Removal..............................................6
       3.12  Vacancies and Newly Created Managerships...........................7
       3.13  Books and Records..................................................7
       3.14  Reports............................................................8
       3.15  Compensation to Managers...........................................8
       3.16  Reserves...........................................................8
       3.17  Committees of the Board of Managers................................8

ARTICLE IV
       OFFICERS.................................................................9
       4.1   Number.............................................................9


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
                                                                              PAGE
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
       4.2   Election...........................................................9
       4.3   Salaries...........................................................9
       4.4   Resignation, Vacancies and Removal.................................9
       4.5   Authority and Duties of Officers...................................9
       4.6   The Chairman of the Board..........................................9
       4.7   The President.....................................................10
       4.8   The Vice President................................................10
       4.9   The Secretary.....................................................10
       4.10  Chief Financial Officer...........................................10
       4.11  Additional Officers...............................................11
       4.12  Failure to Elect..................................................11

ARTICLE V
       NOTICE; WAIVERS OF NOTICE...............................................11
       5.1   Notice, What Constitutes..........................................11
       5.2   Waivers of Notice.................................................12

ARTICLE VI
       CERTIFICATES OF UNITS, TRANSFER, ETC....................................12
       6.1   Issuance..........................................................12
       6.2   Transfer, Legend, etc.............................................12
       6.3   Certificates......................................................13
       6.4   Lost, Stolen, Defaced, Worn Out, or Destroyed.....................13
       6.5   Record Holder of Units............................................13
       6.6   Determination of Unit Holders of Record...........................14
       6.7   Appointment of Transfer Agent, Registrars, etc....................14

ARTICLE VII
       GENERAL PROVISIONS......................................................14
       7.1   Contracts, etc....................................................14
       7.2   Checks............................................................15
       7.3   Company's Seal....................................................15
       7.4   Deposits..........................................................15
       7.5   Amendment of Bylaws...............................................15
       7.6   Limited Liability Company Agreement...............................15

                                     BYLAWS
                                       OF
                                JCM PARTNERS, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

        All capitalized words and terms used in these Bylaws and not defined herein shall have the respective meanings ascribed to them in the Limited Liability Company Ag eement of JCM Partners, LLC (the "COMPANY"), as amended (the "LIMITED LIABILITY COMPANY AGREEMENT"). These Bylaws shall be deemed an amendment and supplement to and part of the Limited Liability Company Agreement.

                                    ARTICLE I
                             OFFICES AND FISCAL YEAR

        1.1 Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware until a change in such office is established by resolution of the Board of Managers and a statement of such change is filed in the manner provided by applicable law.

        1.2 Other Offices. The Company may also have offices and keep its books, documents and records at such other places within or without the State of Delaware as the Board of Managers may from time to time determine or the business of the Company may require.

        1.3 Fiscal Year. The fiscal year of the Company shall end on the last day of December in each year or on such other date as the Board of Managers may designate by resolution.

                                   ARTICLE II
                            MEETINGS OF UNIT HOLDERS

        2.1 Annual and Special Meetings.

         (a) The annual meeting of Unit Holders of the Company entitled to vote thereon for the election of the appropriate class and number of Managers, pursuant to the terms of the Limited Liability Company Agreement, and for the transaction of such other business as properly may come before such meeting, shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be fixed from time to time by resolution of the Board of Managers and set forth in the notice or waiver of notice of the meeting.

         (b) A special meeting of the Unit Holders of the Company may be called by the Board of Managers or upon receipt by the Company of a written request for a special meeting, setting forth the purpose or purposes for which such meeting is called, signed by the holders of at least ten percent (10%) of the outstanding Units.


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        2.2 Notice of Meetings; Waiver.

        (a) The Secretary or any Assistant Secretary shall cause written, telephonic or telecopied notice of the place, date, and hour of each meeting of Unit Holders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by telephone, facsimile, other electronic transmission, or mail, not less than ten (10) nor more than sixty (60) days prior to the meeting, to each Unit Holder entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a Unit Holder when deposited in the United States mail, postage prepaid, directed to the Unit Holder at his, her, or its address as it appears on the record of Unit Holders of the Company, or, if he, she or it shall have duly filed with the Secretary of the Company a written request that notices to him, her, or it be mailed to some other address, then directed to such other address. Such further notice shall be given as may be required by law.

        (b) No notice of any meeting of Unit Holders need be given to any Unit Holder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of Unit Holders need be specified in a written waiver of notice. The attendance of any Unit Holder at a meeting of Unit Holders shall constitute a waiver of notice of such meeting, except when the Unit Holder attends a meeting for the sole and express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        2.3 Quorum. The required number of Unit Holders to be present at any meeting of Unit Holders so to constitute a quorum thereat shall be as set forth in the Limited Liability Company Agreement.

        2.4 Voting. Unit Holders shall be entitled to vote on such actions as are specified in the Limited Liability Company Agreement, and the required vote of Unit Holders to approve any such actions shall be as is set forth in the Limited Liability Company Agreement.

        2.5 Adjournment. If a quorum is not present at any meeting of Unit Holders, the Unit Holders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of Unit Holders of the Company need not be given if the place, date, and hour thereof are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than thirty
(30) days, a notice of the adjourned meeting, conforming to the requirements of
Section 2.2 hereof, shall be given to each Unit Holder entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.


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        2.6 Proxies.

        (a) Any Unit Holder entitled to vote at a meeting of Unit Holders or to express consent to or dissent from action without a meeting may, by a written instrument signed by such Unit Holder or his, her or its attorney-in-fact, authorize another Person to vote at any such meeting and express such consent or dissent for him, her or it by proxy, and such proxy is filed with the Secretary of the Company. Execution may be accomplished by the Unit Holder or his, her or its authorized officer, director, employee or agent signing such writing or causing his, her or its signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile signature. A Unit Holder may authorize another Person to act for him, her or it as proxy by transmitting or authorizing the transmission of a telegram, facsimile or other means of electronic transmission to the Person who will be the holder of the proxy; provided, that any such telegram, facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, facsimile or other electronic transmission was authorized by the Unit Holder. Any proxy purporting to be executed in accordance with this Section shall be presumptively valid.

        (b) No such proxy shall be voted or acted upon after the expiration of one (1) year from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Unit Holder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A Unit Holder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

        2.7 Organization; Procedure. At every meeting of Unit Holders, the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the President or, in the event of his or her absence or disability, a presiding officer chosen by the Board of Managers prior to or at such meeting. The Secretary, any Assistant Secretary, or any appointee of the presiding officer shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of Unit Holders may be determined by such presiding officer.

        2.8 Inspectors. The presiding officer of the meeting of Unit Holders shall appoint one or more inspectors to act at any meeting of Unit Holders. Such inspectors shall perform such duties as shall be specified by the presiding officer of the meeting. Inspectors need not be Unit Holders. No Manager or nominee for the office of Manager shall be appointed to be such inspector.

        2.9 Consent of Unit Holders in Lieu of Meeting.

        (a) To the fullest extent permitted by the Act, but subject to the terms of the Limited Liability Company Agreement (which limit, define or modify such rights in certain circumstances), whenever the vote of Unit Holders at a meeting is required or permitted to be taken for or in


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connection with any action, such action may be taken without a meeting, without prior notice, and without a vote of Unit Holders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of such percentage of the Units entitled to vote as would be necessary under the terms of the Limited Liability Company Agreement to authorize or take such action and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or a Manager, officer, or agent of the Company having custody of the books in which proceedings of meetings of Unit Holders are recorded.

        (b) Prompt written notice of the taking of any action without a meeting by less than unanimous written consent of the Unit Holders entitled to vote shall be given to those Unit Holders (entitled to vote thereon) who have not consented in writing.

        2.10 Action by Telephonic Communications. Unit Holders may participate in a meeting of Unit Holders by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

        2.11 Unit Holder Proposals. For any Unit Holder proposal to be presented in connection with an annual meeting of Unit Holders of the Company, as permitted by these Bylaws or required by applicable law, including any proposal relating to the nomination of a person to be elected to the Board of Managers of the Company, the Unit Holders must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Unit Holder's notice shall be delivered to the Secretary at the principal business offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Unit Holder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Unit Holder's notice shall set forth (a) as to each person whom the Unit Holder proposes to nominate for election or reelection as a Manager, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Managers, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Manager if elected); (b) as to any other business that the Unit Holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Unit Holder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Unit Holder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such Unit Holder, as they may appear on the Company's books, and of such beneficial owner and (ii) the class and number of Units of the Company which are owned beneficially and of record by such Unit Holder and such beneficial owner.


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

                                   ARTICLE III
                                BOARD OF MANAGERS

        3.1 General Powers. Except as may otherwise be provided by the Act or by the terms of the Limited Liability Company Agreement, the property, affairs and business of the Company shall be managed by or under the direction of the Board of Managers, and the Board of Managers may exercise all the powers of the Company as set forth in the Limited Liability Company Agreement. The Managers shall act only as a Board or by designated committees, and the individual Managers shall have no power as such.

        3.2 Number and Term of Office. The number and classes of Managers constituting the entire Board of Managers shall be as provided by the terms of the Limited Liability Company Agreement. Each Manager (whenever elected) shall, subject to the terms of the Limited Liability Company Agreement, hold office until his or her earlier death, resignation, or removal. A Manager shall not be required to be a Unit Holder or a resident of the State of Delaware or State of California.

        3.3 Election of Managers. Except as provided in Section 3.12 hereof, or as otherwise provided in the Limited Liability Company Agreement, the appropriate class and number of Managers shall be elected at each annual meeting of Unit Holders. At each meeting of Unit Holders for the election of Managers, provided a quorum is present, the appropriate class and number of Managers to be elected thereat shall be elected by the vote of Unit Holders (entitled to vote thereon) set forth in the Limited Liability Company Agreement. The Limited Liability Company Agreement shall govern the election of specific classes of Managers.

        3.4 Annual and Regular Meetings. The annual meeting of the Board of Managers for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of Unit Holders at the place of such annual meeting of Unit Holders or at such other place as the Board of Managers may determine. Notice of such annual meeting of the Board of Managers need not be given. The Board of Managers from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meeting. Notice of regular meetings need not be given; provided, that if the Board of Managers shall fix or change the time or place of any regular meeting, notice of such action shall be mailed, given by telephone, hand delivered or sent by facsimile promptly, to each Manager who shall not have been present at the time of the meeting at which such action was taken. Notice of such action need not be given to any Manager who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Manager who submits a signed waiver of notice, whether before or after such meeting.

        3.5 Special Meetings; Notice. Special meetings of the Board of Managers shall be held whenever called by the Chairman of the Board, by the President or by a majority of the members of the Board of Managers, at such place (within or without the State of Delaware), date and hour as may


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

be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Managers may be called on forty-eight (48) hours' notice, if notice is given to each Manager personally or by telephone or facsimile, or on four (4) days' notice, if notice is mailed to each Manager. Unless otherwise indicated in the notice thereof, and subject to the terms of Limited Liability Company Agreement, any and all business may be transacted at any special meeting of the Board of Managers. Notice of any special meeting need not be given to any Manager who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Manager who submits a signed waiver of notice, whether before or after such meeting.

        3.6 Quorum; Voting. Subject to the terms of the Limited Liability Company Agreement and these Bylaws with respect to matters on which action may be taken without the presence of a quorum, at all meetings of the Board of Managers, the presence of a majority of the total authorized number of members of the Board shall constitute a quorum for the transaction of business. Except as otherwise required by law, and subject to the terms of the Limited Liability Company Agreement and these Bylaws (with respect to the required vote of disinterested Managers on certain specified matters or otherwise), the vote of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers.

        3.7 Adjournment. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting of the Board of Managers to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 hereof shall be given to each Manager.

        3.8 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all members of the Board of Managers consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Managers.

        3.9 Regulations; Manner of Acting. To the extent consistent with applicable law and the terms of the Limited Liability Company Agreement, the Board of Managers may adopt such rules and regulations for the conduct of meetings of the Board of Managers and for the management of the property, affairs and business of the Company as the Board of Managers may deem appropriate.

        3.10 Action by Telephonic Communications. Members of the Board of Managers may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

        3.11 Resignations; Removal. Subject to the terms of the Limited Liability Company Agreement, a Manager may resign at any time upon 60 days' prior written notice to the Company.


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A Manager may be removed, with or without cause at any time pursuant to the terms of the Limited Liability Company Agreement.

        3.12 Vacancies and Newly Created Managerships. Subject to the terms of the Limited Liability Company Agreement, if any vacancies shall occur in the Board of Managers, by reason of death, resignation, removal or otherwise, or if the authorized number of Managers shall be increased by the Board of Managers, the Managers then in office shall continue to act, and such vacancies and newly created Managerships may be filled by a majority of the Managers then in office, although less than a quorum. A Manager elected to fill a vacancy or a newly created position on the Board shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created position on the Board of Managers also may be filled at any time by vote of Unit Holders pursuant to the terms of the Limited Liability Company Agreement and Section 3.3 hereof. In the event that a vacancy on the Board of Managers is filled pursuant to the terms of this
Section 3.12, any such replacement shall assume the term of his/her predecessor. The Limited Liability Company Agreement establishes the size of the Board and within these limits, the Board, by resolution, may expand or decrease the size of the Board; provided, however, that a Manager cannot be removed from office on account of a reduction in the size of the Board until his or her term of office ends.

        3.13 Books and Records.

        (a) The Board of Managers shall cause to be kept complete and accurate books and records of account of the Company. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on a basis that permits the preparation of financial statements in accordance with federal income tax accounting and generally accepted accounting principles, and shall be made available to the Board of Managers for review from time to time, at the principal business office of the Company, for a purpose reasonably related to a Manager's position as a "manager" (within the meaning of the Act) of the Company.

        (b) In addition to the foregoing, and for purposes of fully complying with the Act so to allow Unit Holders access to certain information relating to the Company (for any purpose reasonably related to the requesting Unit Holder's interest as a Unit Holder of the Company), the Company shall maintain at its principal business office the following information: (i) a current list of the full name and last known business or mailing address of each Unit Holder and Manager, set forth in alphabetical order, (ii) a copy of the Certificate, the Limited Liability Company Agreement and Bylaws including all amendments thereto, and executed copies of all powers of attorney pursuant to which the Limited Liability Company Agreement or any amendment thereto has been executed, (iii) copies of the Company's federal, state and local income tax returns and reports, for each fiscal year of the Company, (iv) copies of any financial statements of the Company for the three most recent years (or for such number of years as shall be necessary to afford a Unit Holder full information regarding the financial condition of the Company), (v) true and full information regarding the status of the business of the Company, (vi) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services


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

contributed by each Unit Holder and which each Unit Holder has agreed to contribute in the future, and the date on which each became a Unit Holder, and
(vii) all other records and information required to be maintained pursuant to the Act. A Unit Holder desiring to review any of the foregoing information must, prior to being given access to such information, make a written request on the Board of Managers or President of the Company for permission to review such information. The Unit Holders' rights to obtain any of the foregoing information shall be subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as shall be established by the Board of Managers from time to time.

        (c) Notwithstanding anything contained in the foregoing to the contrary, but subject to the provisions of the Act, the Board of Managers each has the right to keep confidential from the Unit Holders, for such period of time as the Board of Managers or President deems reasonable, any information which the Board of Managers or President reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers or President in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

        3.14 Reports. Forthwith upon request, the Board of Managers shall, at the cost and expense of the Company, cause the officers of the Company to furnish to each Manager such information bearing on the financial condition and operations of the Company as any such Manager may from time to time reasonably request for a purpose reasonably related to a Manager's position as a "manager" (within the meaning of the Act) of the Company, provided however, that such Manager shall hold and maintain all such information in confidence unless otherwise approved in advance by the Board of Managers.

        3.15 Compensation to Managers. Compensation for any Manager shall be determined by the affirmative vote of a majority of the Managers. Upon submission of appropriate documentation, the Company shall reimburse Managers for all reasonable costs and expenses incurred by each Manager in the performance of his/her duties as a Manager of the Company.

        3.16 Reserves. The Board of Managers may from time to time in its discretion establish reasonable cash reserves.

        3.17 Committees of the Board of Managers. The Board of Managers may, from time to time, establish committees of the Board of Managers to exercise such powers and authorities of the Board of Managers and to perform such other functions, as the Board of Managers may from time to time determine by resolution. Such committees may include, for example, an Audit Committee. Such committees shall be composed of two or more Managers, and, in the case of the Audit Committee if one is created, such Managers shall be independent Managers. The Chairman of the Board shall appoint the chairman of each such committee, and the Board of Managers shall appoint the remaining members of the committee.


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

                                   ARTICLE IV
                                    OFFICERS

        4.1 Number. The officers of the Company will consist of a Chairman of the Board, a President, a Secretary, a Chief Financial Officer and, if deemed necessary, expedient, or desirable by the Board of Managers, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers with such titles as the resolution of the Board of Managers choosing them will designate.

        4.2 Election. Unless otherwise determined by the Board of Managers, officers of the Company will be elected by the Board of Managers at the annual meeting of the Board of Managers, and will be elected to hold office until the next succeeding annual meeting of the Board of Managers. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Managers. Each officer will hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

        4.3 Salaries. The salaries of all officers, employees and other agents of the Company will be fixed by the Board of Managers, or by the officer or officers designated by the Board of Managers to establish such salaries.

        4.4 Resignation, Vacancies and Removal. Subject to any employment contractual arrangements that may be in place with the Company, any officer may resign at any time by giving written notice of resignation, signed by such officer, to the Board of Managers, at the Company's principal office. Unless otherwise specified therein, such resignation will take effect upon delivery. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise, will, subject to the terms of the Limited Liability Company Agreement, be filled by the Board of Managers. Subject to any employment contractual arrangements that may be in place with the Company, all officers, agents and employees of the Company will be subject to removal with or without cause at any time by the affirmative vote of a majority of all members of the Board of Managers then in office.

        4.5 Authority and Duties of Officers. The officers of the Company shall have such authority and shall exercise such powers and perform such duties as may be specified in the Limited Liability Company Agreement, in these Bylaws or from time to time by the Board of Managers, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The express powers and duties set forth below for each officer shall not restrict nor be in limitation of any powers or duties that may be delegated to any such officer by the Board of Managers or the President.

        4.6 The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Unit Holders and of the Board of Managers at which he or she is present. The Chairman of the Board (a) shall perform all of the duties usually incident to such office (analogizing to the office


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

of chairman of the board of directors of a Delaware corporation), subject to the direction of the Board of Managers and (b) shall perform such other duties as may from time to time be assigned by the Board of Managers to the Chairman of the Board.

        4.7 The President. The President shall be the Chief Executive Officer of the Company, shall have general control and supervision of the policies and operations of the Company, and shall see that all orders and resolutions of the Board of Managers are carried into effect. He or she shall manage and administer the Company's business and affairs. In the event of the absence of disability of the Chairman of the Board, the President shall preside at all meetings of the Unit Holders and of the Managers at which he or she is present. He or she shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Company, and together with the Secretary, Chief Financial Officer or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Company, if any, is affixed, subject to any requirements for prior approval of the Board of Managers and/or the Unit Holders contained in the Act or in the Limited Liability Company Agreement. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Company as the conduct of the business of the Company may require, and to remove or suspend any employee or agent elected or appointed by him or her. The President shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

        4.8 The Vice President. If one or more Vice-Presidents is elected, he/they shall perform the duties of the President in his absence (in their order of rank) and such other duties as may from time to time be assigned to them by the Board of Managers or the President.

        4.9 The Secretary. The Secretary shall have the following powers and duties: (a) keep or cause to be kept a record of all the proceedings of the meetings of Unit Holders and of the Board of Managers in books provided for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law; (c) be the custodian of the records of the Company; (d) properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the terms of the Limited Liability Company Agreement or these Bylaws; (e) have charge of the books and ledgers of the Company and cause the books to be kept in such manner as to show at any time the Units of all Unit Holders, the names (alphabetically arranged) and the addresses of the Unit Holders, the Units held by such Unit Holders, and the date as of which each became a Unit Holder; (f) sign (unless the Chief Financial Officer, an Assistant Financial Officer or Assistant Secretary shall have signed) certificates (if any) representing Units, the issuance of which shall have been authorized by the Limited Liability Company Agreement; and (g) perform, in general, all duties incident to the office of Secretary (analogizing to the office of secretary of a Delaware corporation) and such other duties as may be assigned to him or her from time to time by the Board of Managers or the President.

        4.10 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.


        4.11 Additional Officers. The Board of Managers may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Managers. The Board of Managers from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

        4.12 Failure to Elect. A failure to elect officers shall not dissolve or otherwise affect the Company.

                                    ARTICLE V
                            NOTICE; WAIVERS OF NOTICE

        5.1 Notice, What Constitutes. Except as otherwise provided by applicable law, any provision of the Limited Liability Company Agreement or these Bylaws which requires notice to be given to any Manager or Unit Holder of the Company shall not be deemed or construed to require personal notice (unless otherwise expressly provided therein), such notice may be given in writing and delivered by telecopy, first or second class mail or Federal Express or similar expedited commercial carrier, addressed to such Manager or Unit Holder at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is received or deposited in the U.S. mail or with Federal Express or similar expedited commercial carrier or at the time it is telecopied.

        Whenever any notice is required to be given by the terms of the Limited Liability Company Agreement or these Bylaws to any Unit Holder, to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such Unit Holder during the period between such two consecutive annual meetings, or (b) all, and at least two, distributions (if sent by first class mail, Federal Express or similar expedited commercial carrier) during a twelve-month period, have been mailed addressed to such Unit Holder at his address as shown on the records of the Company and have been returned undeliverable, the giving of such notice to such Unit Holder shall not thereafter be required. Any action or meeting which shall be taken or held without notice to such Unit Holder shall have the same force and effect as if such notice had been duly given.

        If any such Unit Holder shall deliver to the Company a written notice setting forth his then current address, the requirement that notice be given to such Unit Holder shall be reinstated.

        5.2 Waivers of Notice. Except as otherwise provided by the terms of these Bylaws, whenever any notice is required to be given under the terms of the Limited Liability Company Agreement or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by applicable law, the terms of the Limited Liability Company Agreement or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of Unit Holders, Managers or members of a committee of Managers need be specified in any written waiver of notice of such meeting.

                                   ARTICLE VI
                      CERTIFICATES OF UNITS, TRANSFER, ETC.

        6.1 Issuance. Each Unit Holder shall be entitled to a photostat copy of the certificate or certificates for Units of the Company owned by him, her or it. The Unit certificates of the Company shall be registered in the Unit ledger and transfer books of the Company as they are issued. They shall be signed by
(i) the Chairman of the Board, the President or a Vice-President, and (ii) the Secretary or an Assistant Secretary, if any, or by the Chief Financial Officer or an Assistant Financial Officer, if any; and shall bear the Company's seal, if any, which may be a facsimile, engraved or printed. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, Transfer Agent or registrar who has signed, or whose facsimile signature has been placed upon, any certificate shall have ceased to be such officer, Transfer Agent or registrar before the certificate is issued, it may be issued with the same effect as if he or she were such officer, Transfer Agent or registrar at the date of its issue. The Company shall retain physical possession of the Unit Certificates, and shall provide only a copy of the same to the Unit Holders.

        6.2 Transfer, Legend, etc. Upon surrender to the Company or the Transfer Agent of the Company of a Transfer Application for Units duly executed or accompanied by proper evidence of succession, assessment or authority to transfer, the Company shall issue a new certificate (with physical possession retained by the Company) in the name of the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to applicable law, the Board of Managers may, by resolution, (a) impose restrictions on Transfer or registration of transfer of Units of the Company, and (b) require as a condition to the issuance or transfer of such Units that the person or persons to whom such Units are to be issued or Transferred agree in writing to such restrictions. In the event that any such restrictions on Transfer or registration of Transfer are so imposed, the Company shall require that such restrictions be conspicuously noted on all certificates representing such Units.

        6.3 Certificates. Certificates of the Company shall be in such forms as is required or authorized by statute and approved by the Board of Managers. The Unit record books and the blank Unit certificate books shall be kept by the Secretary or an Assistant Secretary, if any, or by any agent designated by the Board of Managers or Secretary for that purpose.

        6.4 Lost, Stolen, Defaced, Worn Out, or Destroyed. The Board of Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, defaced, worn out or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, defaced, worn out or destroyed. When authorizing such issuance of a new certificate or certificates, the Company may, as a condition precedent thereto,
(a) require the owner of any defaced or worn out certificate to deliver such certificate to the Company and order the cancellation of the same, and (b) require the owner of any lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as the Company shall require and to give the Company an indemnity agreement or a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed. Thereupon, the Company may cause to be issued in the name of such person a new certificate in replacement for the certificate alleged to have been lost, stolen, defaced, worn out or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and name of the registered owner of the lost, stolen, defaced, worn out or destroyed certificate in lieu of which the new certificate is issued. Every certificate issued hereunder shall be issued without payment to the Company for such certificate; provided, that there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company in providing for or obtaining any such indemnity and security as is referred to herein.

        6.5 Record Holder of Units. Except as otherwise provided by applicable law, the terms of the Limited Liability Company Agreement, or the Bylaws, the Company (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Units to receive distributions and to vote as such owner and (b) shall not be bound to recognize any equitable or other claim to or interest in such Unit or Units on the part of any other person, whether or not it shall have express or other notice thereof.

        The Company may treat a fiduciary as having capacity and authority to exercise all rights of ownership in respect of Units held by such fiduciary in the name of a decedent holder, a person, firm or corporation in conservation, receivership or bankruptcy, a minor, an incompetent person, or a person under disability, as the case may be, for whom such fiduciary is acting, and the Company, its Transfer Agent and its registrar, if any, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable for any loss caused by any act done or omitted to be done by the Company or its Transfer Agent or registrar, if any, in reliance thereon.

        6.6 Determination of Unit Holders of Record. In order that the Company may determine the Unit Holders entitled to notice of or to vote at any meeting of Unit Holders or any adjournment thereof, or to express consent to the Company's actions in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board of Managers may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

        If no record date is fixed:

        (a) The record date for determining Unit Holders entitled to notice of or to vote at a meeting of Unit Holders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (b) The record date for determining Unit Holders entitled to express consent to limited liability company action in writing without a meeting, when no proper action by the Board of Managers is necessary, shall be the day on which the first written consent is expressed.

        (c) The record date for determining Unit Holders for any other purpose shall be at the close of business on the day on which the Board of Managers adopts the resolution relating thereto.

A determination of Unit Holders of record entitled to notice of or to vote at a meeting of Unit Holders shall apply to any adjournment of the meeting; provided, that the Board of Managers may fix a new record date for the adjourned meeting.

        6.7 Appointment of Transfer Agent, Registrars, etc. The Board of Managers may from time to time by resolution appoint (a) one or more Transfer Agents and registrars for the Units of the Company, (b) a plan agent to administer any employee benefit, distribution reinvestment, or similar plan of the Company, and (c) a distribution disbursing agent to disburse any and all distributions authorized by the Board and payable with respect to the Units of the Company. The Board of Managers shall also have authority to make such other rules and regulations, not inconsistent with applicable law, the terms of the Limited Liability Company Agreement or these Bylaws, as it seems necessary or advisable with respect to the issuance, Transfer and registration of certificates for Units and the Units represented thereby.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        7.1 Contracts, etc. Except as otherwise provided by applicable law, the terms of the Limited Liability Company Agreement or these Bylaws, the Board of Managers may authorize any officer or officers, any employee or employees, or any agent or agents, to enter into any contract or to execute, acknowledge or deliver any agreement, deed, mortgage, bond or other instrument in the name of an on behalf of the Company, and to affix the Company's seal, if any, thereon. Such authority may be general or confined to specific instances.

        7.2 Checks. All checks, notes, obligations, bills of exchange, acceptances or other orders in writing shall be signed by such person or persons as the Board of Managers may from time to time designate by resolution, or by those officers of the Company given such express authority by the terms of these Bylaws.

        7.3 Company's Seal. The Company's seal, if any such seal is approved by the Board of Managers, shall have inscribed thereon the name of the Company and the year of its formation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        7.4 Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Managers may approve or designate, and all such funds shall be withdrawn only upon checks or other orders signed by such one or more officers, employees or agents as designated in the Limited Liability Company Agreement, in these Bylaws or from time to time by the Board of Managers.

        7.5 Amendment of Bylaws. Except as otherwise provided by the terms of the Limited Liability Company Agreement, these Bylaws may be amended, modified or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of all members of the Board of Managers then in office at any regular meeting of the Board of Managers, or at any special meeting thereof, if notice of such amendment, modification, repeal, or adoption of new Bylaws is contained in the notice of such special meeting.

        7.6 Limited Liability Company Agreement. In the event of a conflict between the provisions of these Bylaws and the provisions of the Limited Liability Company Agreement or of applicable law or regulation, the terms of the Limited Liability Company Agreement, such law or such regulation respectively, shall control.